T H E  A M E R I C A N  I N S T I T U T E  O F
  A R C H I T E C T S

_______________________________________________________________

AIA Document A111

Standard Form of Agreement
Between Owner and Contractor

where the basis of payment is the
Cost of the Work Plus a Fee
With a Guaranteed Maximum Price

1987 EDITION

This document has important legal consequences; consultation with An attorney is encouraged with respect to its completion or modification.

The 1987 Edition of AIA Document A201, General Conditions of the
Contract for Construction, is adopted
in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated
General Contractors of America.

________________________________________________________________

Agreement

made as of the 15th day of June in the year of Nineteen Hundred and Ninety-Nine

Between the Owner:        Brenton Bank
(Name and address)        6800 Lake Drive, Suite 250
                          West Des Moines, IA 50266-2504

and the Contractor:       The Weitz Company, Inc.
(Name and adddress)       800 Second Avenue, Suite 300
                          Des Moines, IA 50309-1388

the Project is:           Brenton Bank Operations Center
(Name and address)        Clive, IA

the Architect is:         Savage-Ver Ploeg & Associates, Inc.
(Name and address)        1466 28th Street, Suite 200
                          West Des Moines, IA 50266

The Owner and Contractor agree as set forth below.

________________________________________________________________

Copyright 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978,
Copyright 1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.
________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     1

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

Article 1
The Contract Documents

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article
16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

Article 2
The Work of this Contract
2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others,

See Exhibit A

Article 3
Relationship of the Parties

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

Article 4
Date of Commencement and Substantial Completion

4.1 See Exhibit A
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)


________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     2

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than November 1, 2000
(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of The Work, if not stated elsewhere in the Contract Documents.)

,subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)

Article 5
Contract Sum

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

See Exhibit A

5.2 Guaranteed Maximum Price (If Applicable)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed an agreed upon sum to be added by amendment, subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

See Exhibit A

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     3

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)

To be added by amendment

5.2.3 The amounts agreed to for unit prices, if any, are as follows:
(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1.)

To be added by amendment

Article 6
Changes in the Work

6.1 Contracts With a Guaranteed Maximum Price

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     4

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

6.3 All Contracts

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

Article 7
Costs to be Reimbursed

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1 Labor Costs

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops. See
Exhibit A

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement. See Exhibit A
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work. identify in
Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work. See Exhibit A

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under clauses 7.1.1.1 through 7.1.1.3.

7.1.2 Subcontract Costs

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3 Costs of Materials and Equipment Incorporated in the
Completed Construction

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause
7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 Costs of Other Materials and Equipment, Temporary
Facilities and Related Items

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or Others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subjcct to the Owner's prior approval. See Exhibit A

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office. See
Exhibit A

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     5

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

7.1.5 Miscellaneous Costs

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds. See Exhibit A

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.6 Other Costs  See Exhibit A

7.1.6.1 Other Costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2 Emergencies:  Repairs to Damaged, Defective or Nonconforming
Work

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General
Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor. See Exhibit A

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise. See Exhibit A

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier. See Exhibit A

Article 8
Costs Not to be Reimbursed

8.1 The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in
Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work. See Exhibit A

8.1.7 Any cost not specifically and expressly described in
Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     6

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

Article 9
Discounts, Rebates and Refunds

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

Article 10
Subcontracts and Other Agreements

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

Article 11
Accounting Records

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

Article 12
Progress Payments

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month,

12.3 Provided an Application for Payment is received by the Architect not later than the First day of a month, the Owner shall make payment to the Contractor not later than the Fifteenth day of the same month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than Fifteen days after the Architect receives the Application for Payment.

12.4 Already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments.

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     7

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

12.5 Contracts With a Guaranteed Maximum Price

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials; and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee. The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4 Additional retainage, if any, shall be as follows:
(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) The retainage from the Contractor's Fee provided in Clause 12.5.3.3,(2) the retainage from subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain stale of completion.)

See Exhibit A

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     8

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of Five percent (5%). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of Five percent (5%).

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to Ninety-Five percent (95%) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.
(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

See Exhibit A

The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

Article 13
Final Payment

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Pay-

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987     9

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

ment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

13.2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

Article 14
Miscellaneous Provisions

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987    10

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

14.3		Other provisions:

See Exhibit A

Article 15
Termination or Suspension

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General Conditions, however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph
5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in
Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

Article 16
Enumeration of Contract Documents

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement
Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the
Contract for Construction, AIA Document A201, 1987 Edition.

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987    11

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

16.1.4 The Specifications are those contained in the Project
Manual dated as in Paragraph 16.1.3, and are as follows:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section                      Title                         Pages

To be added by amendment

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987    12

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

16.1.5 The Drawings are as follows, and are dated ________ unless a different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                       Title                          Date

To be added by amendment

16.1.6 The addenda, if any, are as follows:

Number                       Date                          Pages

To be added by amendment

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.


________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987    13

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forrms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

To be added by amendment

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER  Brenton Bank          CONTRACTOR  The Weitz Company, Inc.


BY: /s/ Phillip L. Risley    BY: /s/ James P. Simmons
   (Signature)                    (Signature)

Phillip L. Risley, Executive James P. Simmons, President -
Vice President               Weitz Iowa

CAUTION: YOU SHOULD SIGN AN ORIGINAL AIA DOCUMENT WHICH HAS THIS
CAUTION PRINTED IN RED. AN ORIGINAL ASSURES THAT CHANGES WILL NOT
BE OBSCURED AS MAY OCCUR WHEN DOCUMENTS ARE REPRODUCED.

________________________________________________________________

AIA Document A111 - Owner-Contractor Agreement - Tenth Edition -
AIA - Copyright 1987 - The
American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A111-1987    14

WARNING:  UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS
AND IS SUBJECT TO LEGAL PROSECUTION.

Exhibit A
Supplementary Contract Terms to Standard Form of
Agreement Between Owner and Contractor (A111)            4/27/99

These Supplementary Contract Terms modify, change, delete from, or add to those terms set forth in the "Standard Form of Agreement Between Owner and Contractor", AIA Document A111, Tenth Edition, 1987, and shall supersede such Owner/Contractor Agreement to the extent inconsistent or in conflict therewith. Where any Article, Paragraph, Subparagraph or Clause of the Owner/Contractor Agreement is modified or deleted by these Supplementary Contract Terms, the unaltered provisions of that Article, Paragraph, Subparagraph or Clause shall remain in effect:

Page 1, at the top, delete "or without", and, at the bottom, add:

"The Owner's Consultant is:    Capital Resources Group, Ltd.
                               James McCulloh
                               400 Locust Street, Suite 300
                               Des Moines, IA 50309"

Paragraph 2.1, at the end, delete ", or as follows:"

Paragraph 2.2, add the following new paragraph:

"2.2 The Contractor agrees to provide preconstruction services as listed in this Paragraph 2.2 to further the interests of the Owner by furnishing the Contractor's skill and judgement in cooperation with, and in reliance upon, the services of the Architect. The Contractor agrees to furnish business administration and management services and to perform preconstruction services in an expeditious and economical manner consistent with the interests of the Owner."

"2.2.1 Provide preliminary evaluation of the program and Project budget requirements, each in terms of the other. With the Architect's assistance, prepare a preliminary cost estimate for the early schematic design based on area, volume or other standards. Assist the Owner and the Architect in achieving mutually agreed upon program and Project budget requirements and other design parameters. Provide cost evaluations of alternative materials and systems."

"2.2.2 Review designs during their development. Provide recommendations on relative feasibility of construction methods, availability of materials and labor, time requirements for procurement, installation and construction, and factors related to cost including, but not limited to, costs of alternative designs or materials, preliminary budgets and possible economies."

"2.2.3 Provide for the Architect's and the Owner's review and acceptance, and periodically update, a project schedule that coordinates and integrates the Contractors services, the Architect's services and the Owner's responsibilities with the anticipated construction schedule."

"2.2.4 Prepare a more detailed cost estimate based on Schematic Design Documents prepared by the Architect. Update and refine this estimate periodically as the Architect prepares Design Development and Construction Documents. Advise the Owner and the Architect if it appears that the construction cost may exceed the Project budget. Make recommendations for corrective action."

"2.2.5 Review Contract Documents as they are being prepared and recommend alternative solutions whenever design details affect construction feasibility, or the design is likely to exceed the Project budget or schedule."

"2.2.6 Advise on the method to be used for selecting Subcontractors and awarding Subcontracts. Review the drawings and specifications and make recommendations as required to provide that (1) the Work of Subcontractors is coordinated, (2) the likelihood of jurisdictional disputes has been minimized, and (3) proper coordination has been provided for phased construction."

"2.2.7 Recommend purchase of materials and equipment requiring.
long lead time procurement. Purchase, expedite and coordinate delivery of these purchases after Owner approval."

"2.2.8 Make recommendations for pre-qualification criteria for Subcontract Bidders and develop Subcontract Bidders' interest in the Project. Establish bidding schedules. Assist the Architect with the receipt of questions from Subcontract Bidders, and with the issuance of Addenda."

"2.2.9 Assist in obtaining building permits, approvals and special permits for the Project."

"2.2.10 If requested, assist the Owner in selecting and retaining the professional services of surveyors, special consultants and testing laboratories. Coordinate their services."

Paragraph 3.1, delete "best" and substitute "commercially reasonable" in lines 3 and 5.

Paragraph 4.1 is deleted and the following substituted:

"The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured, and it shall be the latest of the following dates: (1) the date established by a Notice to Proceed issued by the Owner, (2) the date all governmental permits and approvals necessary to commence and continue the Work on an ongoing basis are received, or (3) the date of Contractors acceptance of evidence pursuant to General Conditions Subparagraph 2.2.1."

Subparagraphs 5.1.1, 5.1.2 and 5.1.3, add the following new subparagraphs:

"5.1.1 The Contractors Fee shall be three percent (3%) of the Cost of the Work as defined in Article 7 of the Agreement as estimated in establishing the initial Guaranteed Maximum Price."

"5.1.2 The Contractors Fee for added items shall be three percent
(3%)."

"5.1.3 There shall be no change in Contractor's Fee for deleted items unless the initial Guaranteed Maximum Price amount is, in the aggregate, reduced by more than 7.5%, in which event the Fee shall likewise be reduced by 3% of such aggregate net deletion."

Subparagraph 5.2.1.1, add the following new subparagraph:

"The Guaranteed Maximum Price shall be proposed by the Contractor within one week of receipt of all subcontractor/supplier bids for the project. Provided that this Guaranteed Maximum Price (GMP) proposal is acceptable to the Owner it will be added to this Agreement by amendment. If such Guaranteed Maximum Price proposal is not acceptable to Owner, the Owner, Owner's Consultant, Architect, and Contractor shall provide commercially reasonable efforts to reduce the Guaranteed Maximum Price proposal to an acceptable amount at which time it will be added to this Agreement by supplement. Not withstanding such agreement to use commercially reasonable efforts, the parties agree that the Owner may nonetheless terminate this Agreement at any time prior to establishment of an acceptable GMP at no cost, except for those Costs of the Work and pro-rata Fee incurred by Contractor prior to receipt of such notice of termination."

Subparagraph 5.2.1.2, add the following new subparagraph:

"If the actual Cost of the Work plus the Contractor's Fee is less than the Guaranteed Maximum Price, as adjusted as provided herein, such difference ("savings") shall accrue fifty percent (50%) to the Owner and fifty percent (50%) to the Contractor. The amount of savings shall be initially determined by the Contractor and submitted to the Owner as part of the final application for payment as described in Paragraph 13.1, and payment of the savings shall be made with final payment as provided in that Paragraph 13.1."

Subparagraph 5.2.4, add the following new subparagraph:

"It is agreed that the Guaranteed Maximum Price includes certain items for which all specifications or determinations have not been made, and thus final estimates of cost cannot be made. The Owner has established reasonable allowances for such items. When the actual Cost of the Work for each allowance item is determined, the Guaranteed Maximum Price shall be adjusted by change order by the difference between the allowance amount and the final estimated cost of the Work along with any appropriate general conditions, tax, insurance, bond (if any), and Contractor's Fee adjustments. Allowances will be identified in the Guaranteed Maximum Price Amendment."

Subparagraph 6.2 is deleted in its entirety.

Subparagraphs 7.1.1.1, 7.1.1.2 are deleted and the following substituted:

"7.1.1.1 Wages plus fringe benefit charges of construction workers directly employed by the Contractor to perform the construction of the Work at the site or at off-site workshops and to make deliveries or pickups for the Project."

"7.1.1.2 The Contractor's supervisory and administrative personnel at the following charging rates:"

Project Manager               $70.00/hour
Preconstruction Manager       $70.00/hour
Estimator                     $55.00/hour
Project Engineer              $45.00/hour
Project Superintendent        $2,400/week
Project Accountant            $23.00/hour
Project Coordinator           $23.00/hour

Subparagraph 7.1.1.3, add the following at the end of the existing paragraph:

"Labor burden of thirty-five percent (35%) for FICA taxes, Workers Compensation insurance and unemployment contributions shall be added to costs in 7.1.1.1. This burden shall be referred to as LIT. LIT has already been included in the rates under
7.1.1.2 and so shall not be added to costs in 7.1.1.2."

Subparagraph 7.1.2, is deleted and the following substituted:

"7.1.2 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts and the costs of subcontractor bonds or Subguard insurance as required by the Owner or Contractor."

Subparagraph 7.1.4.2, is revised by deleting the last sentence and inserting in lieu thereof, the following:

"Rental charges for equipment owned by the Contractor shall be as shown in Exhibit B."

Subparagraph 7.1.4.4, is deleted and the following substituted:

"The costs of telegrams, fax, and long-distance calls; postage, delivery and express charges; telephone service at the site; printing and copy charges; petty cash expenses at the site; data processing and computer charger, at the rate of $1.80 per thousand dollars of Guaranteed Maximum Price; photography; computerized scheduling charges; office furniture, equipment and supplies for the site office; and other similar expenses related to the Work."

Subparagraph 7.1.5.1, is revised by adding the following new sentence at the end:

"The cost for liability insurance required under Subparagraph
14.3.1.2 is $10.10 per thousand dollars of Guaranteed Maximum
Price. "

Subparagraphs 7.1.6.2 add the following new subparagraph:

"7.1.6.2 Losses and expenses, not compensated by insurance or otherwise, sustained by the Contractor in connection with the Work, provided they have resulted from causes other than the failure of the Contractor's personnel to exercise good faith or that degree of care which they normally exercise."

Subparagraph 7.2.2, is deleted and the following substituted:

"7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the failure of the Contractor's engineers, superintendents, or other administrative or managerial personnel of the Contractor to exercise good faith or that degree of care which they normally exercise."

Subparagraph 7.2.3, is deleted and the following substituted:

"7.2.3 In repairing damaged Work, other than that described in Subparagraph 7.2.2, provided such damage did not result from the failure of the Contractor's personnel to exercise good faith or that degree of care which they normally exercise, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefore by insurance or otherwise."

Subparagraph 7.2.4, is deleted and the following substituted:

"7.2.4 In correcting defective or nonconforming Work performed or supplied by subcontractors or material suppliers and not corrected by them, provided such defective or nonconforming Work did not result from the failure of the Contractor's personnel to exercise good faith or that degree of care which they normally exercise in adequately supervising and directing the Work of a subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the subcontractor or material supplier."

Subparagraph 7.3, add the following new subparagraph:

"7.3 The costs of providing electronic closeout of Contract
Documents, Warranties and other Project Documents."

Subparagraph 8.1.6, is deleted and the following substituted:

"8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the failure of the Contractor's personnel to exercise good faith or that degree of care which they normally exercise, including but not limited to, cost for the correction of damage, defective or nonconforming

Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming a part of the Work."

Paragraph 10.1, in line 4 after the word "Contractor" add "and
Owner's Consultant".

Paragraph 12.1, In line 1, after the word "Architect" add "and to Owner's Consultant"; and in line 2, after the word "Architect" add "and approved by Owners Consultant,".

Paragraph 12.2, at the end delete "or as follows:".

Paragraph 12.3, after the word "Architect" each time it appears add "and Owners Consultant".

Paragraph 12.4, delete lines 1 and 2 and substitute "With each succeeding Application for Payment the Contractor shall submit lien waivers as to prior payments from all Subcontractors and suppliers with contracts in excess of $5000 to demonstrate that cash disbursements".

Paragraph 12.5, after the word "Architect" each time it appears, add "or Owner's Consultant".

Subparagraph 12.5.3.3, Change the first sentence to read "Add the Contractors Fee".

Paragraph 12.5.4, add "Subject to Paragraph 12.7.6, subtract retainage of five percent (5%) of the net sum payable under Paragraphs 12.5.3.1, 12.5.3.2 and 12.5.3.3 above."

Paragraph 12.6, is deleted in its entirety.

Subparagraph 12.7.6, add the following new subparagraph:

"12.7.6 Upon mutual agreement by Owner and Contractor, payment in full may be made to those subcontractors whose Work is fully completed during the early stages of the Project, or any retained amounts reduced with respect to subcontractors at such times as the parties may mutually agree, which agreement will not be unreasonably withheld. Agreement to any such reduction in retained amounts will not constitute a waiver of or otherwise prejudice the Owner's right to subsequently reinstate full retainage, as to that subcontractor, should circumstances justify such action in the Owner's sole judgement."

Paragraph 12.9, after the word "Architect" each time it appears add "and Owners Consultant". In the last sentence delete
"accountants" and substitute "Consultant".

Paragraph 13.1, in line 4 delete "accountants" and substitute "Consultant"; in line 5 after "Architect" add "and approved by Owners Consultant"; and in line 6 change "30" to " 15" and delete ",or as follows:" and substitute new sentence: "Contractor shall provide electronic closeout for Project documents(in compact disk media)."

Paragraph 13.3, delete "accountants" each time it appears and substitute "Consultant".

Paragraph 13.4, delete "accountants" each time it appears and substitute "Consultant".

Paragraph 14.3, add the following new paragraph:

"14.3.1 Limits of liability of insurance required to be carried by the Contractor shall be no less than:"

"14.3.1.1 Workers Compensation: statutory limits, including employer's liability limits $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease each employee, including a waiver of subrogation in favor of Owner."

"14.3.1.2 Comprehensive Public Liability including operations, premises, products, completed operations, independent contractors, contractual, personal injury, and broad form property damage endorsement: limits $1,000,000 bodily injury and property damage combined, with Owner named as additional insured."

"14.3.1.3 Automobile Liability: including owned, hired and non-owned, limits $1,000,000 bodily injury and property damage combined, with Owner named as additional insured."

"14.3.1.4 Excess Liability Umbrella policy not less than $10,000,000, to cover all items required to be covered under Subparagraphs 14.3.1.1, 14.3.1.2 and 14.3.1.3 with Owner named as additional insured."

"14.3.1.5 Thirty days written cancellation notice stating a firm
30 days written notice will be furnished to the holder of the certificate."

"14.3.1.6 XCU coverage to provide protection for explosion, collapse and underground damage exposure."

"14.3.1.7 Pollution liability, subject to the policy form, of $1,000,000 per claim and aggregate with the Owner named as additional insured."

"14.3.1.8 All insurance shall be issued by an underwriter rated
"A minus" or better by the A. M. Best Company."

"14.3.2 The Owner hereby designates Phillip L. Risley, or his designee, as its representative, with authority to approve Modifications and other changes in the Work. Such representative shall be available when needed during working hours at the site of the Work and, in all cases, such representative's signature shall be final and binding on the Owner."

Paragraph 16.1.2, add at end ", as modified by the Supplementary
General Conditions attached as Exhibit C."

Paragraph 16.1.3, change to read "The Supplementary Terms of the Contract are attached as Exhibit A."

End of Supplementary Contract Terms

Exhibit B
02/19/99      The Weitz Co., Des Moines Warehouse    Page 1 of 3

The following is a list of Des Moines Warehouse owned equipment with rental rates. good through January 1, 2000.

Operator not included in rates unless otherwise noted.


spec         cost                                      HOURLY         DAY         WEEK         MONTH
number       code       MAJOR EQUIPMENT:                RATE          RATE        RATE         RATE
                        PNEUMATIC EQUIPMENT:
01.100       01-9101    Air Compressor - 185 CFM                      $70         $210         $630
01.110       01-9110    Sand Blaster 300 lb Pot                       $86         $258         $774
01.120       01-9111    Sand Blaster 150 lb Pot                       $66         $198         $594

                        CONCRETE EQUIPMENT:
02.100       01-9200    Power Trowel 44"                              $50         $150         $450
02.110       01-9210    Power Trowel 36"                              $42         $127         $380
02.120       01-9201    Double Ridding Trowel 36"                     $106        $360         $1,125
02.125       01-9201    Double Ridding Trowel 44"                     $150        $450         $1,350
02.125       01-9201    Double Ridding Hydro Trowel 44"               $222        $667         $2,000
02.130       01-9120    Power Floor Screed                            $200        $600         $1,800
             01-9120    Power Roller Screed            $0. 10 per
                                                       square foot
02.140       01-9711    Generator Hi-Cycle Gas                        $70         $210         $630
02.150       01-9712    Generator Hi-Cycle Elec                       $35         $105         $315
02.160       01-9240    Concrete Saw 14 HP                            $59         $177         $530
02.170       01-9230    Concrete Saw 18 HP                            $66         $200         $600
02.175       01-9240    Concrete Saw Green Cut 7.5"                   $44         $133         $400
02.175       01-9240    Concrete Saw Green Cut 8"                     $133        $400         $1,200
02.180       01-9125    Power Buggy                                   $60         $180         $560

                        STEEL ERECTION EQUIPMENT:
04.100       01-9310    Welder Gas 200 AMP                            $50         $150         $450
04.110       019300     Welder Gas 400 AMP                            $65         $195         $585
04.120       01-9520    Roust a Bout 25'                              $50         $150         $450

                        RADIO & SURVEY EQUIPMENT:
05.100       01-9340    Transit                                       $33         $100         $300
05.110       01-9340    Transit (Electronic)                          $40         $120         $360
05.120       01-9340    Electronic Distance Meter                     $40         $120         $360
             01-9324    Total Station                                 $83         $250         $750
05.130       01-9345    Surveyor's Level                              $20         $64          $208
05.140       01-9330    Laser Level                                   $50         $150         $450
05.145       01-9330    Laser Level (Visable Beam)                    $50         $150         $450
05.150       01-9320    Radio                                         $7          $21          $60

02/19/99      The Weitz Co., Des Moines Warehouse    Page 2 of 3

spec         cost                                      HOURLY         DAY         WEEK         MONTH
number       code       MAJOR EQUIPMENT:                RATE          RATE        RATE         RATE
                        TRUCK & TRAILER EQUIPMENT:
06.100       01-9430    Office Trailer 8'                             $28         $83          $250
06.110       01-9435    Office Trailer 10'                            $33         $100         $300
06.120       01-9437    Office Trailer 12'                            $50         $150         $450
06.125       01-9437    Office Trailer 14'                            $80         $240         $720
06.130       01-9420    Van Trailer                                   $17         $50          $150
06.140       01-9350    Tandem Dump Truck              $24            $192        $960         $3,840
06.150       01-9350    Single Dump Truck              $24            $192        $960         $3,840
06.170       01-9410    Flatbed Truck w/Boom           $25            $200        $600         $1,800
06.180       01-9401    1 Ton Stake Truck              $8             $75         $225         $675
06.190       01-9400    Pickup Truck                   $6             $75         $225         $675
06.210       01-9430    Equipment Trailer 12-Ton       $2             $22         $66          $198
06.220       01-9430    Skid Steer Trailer             $2             $22         $60          $198

                        HOISTING EQUIPMENT:
                        (Only Hourly Rates In This
                         Section INCLUDE Operator)
06.230       01-9490    Hydro Crane - 25 Ton                          $450        $1,350       $4,000
06.240       01-9495    Hydro Truck Crane - 50 Ton     $125           $644        $1,933       $5,800
06.250       01-9480    Crawler Crane - 60 Ton                        $650        $2,200       $6,500
06.260       01-9955    Forklift Rough Terrain                        $275        $825         $2,475
06.270       01-9481    Man Lift Basket                               $35         $123         $368

                        EARTH WORK EQUIPMENT:
                        (Only Hourly Rates In This
                         Section INCLUDE Operator)
                        ($32.00 Per Hour Including
                         L.I.T. And Benefits For
                         John Sundblad)
                        (Winter Premiums Will Apply
                         In This Section)
06.280       01-9460    * Track Hydraulic Excavator    $135
06.290       019465     * Rubber Tire Backhoe/Loader   $85
06.300                  Track Loader                                  $288        $931         $2,747
06.310       01-9470    Skid Steer Loader                             $233        $700         $2,100
06.320       01-9471    Sweeper for Skid Steer                        $165        $660         $1,980
06.330       01-9472    Breaker for Skid Steer                        $105        $420         $1,260
06.340       01-9473    Trencher for Skid Steer                       $165        $660         $1,980
06.350       01-9473    Tiller for Skid Steer                         $125        $500         $1,500

                        WEATHER PROTECTION EQUIPMENT:
08.100       01-9610    Oil Heater 350,00 BTU                         $44         $132         $396
08.110       01-9600    Oil Heater 650,000 BTU                        $40         $160         $495
08.120       01-9620    Propane/Nat. Gas 350,000 BTU                  $54         $167         $471

02/19/99      The Weitz Co., Des Moines Warehouse    Page 3 of 3

spec         cost                                      HOURLY         DAY         WEEK         MONTH
number       code       MAJOR EQUIPMENT:                RATE          RATE        RATE         RATE
                        MISCELLANEOUS EQUIPMENT
10.100       01-9810    Electric Paving Breaker                       $66         $198         $594
10.110       01-9700    Compactor - Small Plate                       $61         $183         $549
10.120       01-9705    Compactor - Large Plate                       $105        $420         $1,200
10.130       01-9715    Power Post Hole Auger                         $67         $200         $600
10.140       01-9958    Water Pump Gas 2"                             $30         $90          $270
10.150       01-9710    Generator 5,000 Watt                          $40         $160         $487
10.160       01-9900    Power Washer 3,000 psi                        $65         $195         $585
10.170       01-9960    Portable Conveyor                             $135        $540         $1,620
10.180       01-9122    Grout Pump (pneumatic)                        $157        $550         $1,607
             01-9850    Trash Chute                                   $42         $125         $375
                        Carpet Sripper                                $260        $780         $2,340

                        OFFICE EQUIPMENT
10.180       01-0162    Computer                                      $15         $50          $150
10.190       01-0163    Copier                                        $15         $50          $150
10.200       01-0164    Fax Machine                                   $15         $50          $150
10.210       01-0165    Blue Print Copier                             $22         $66          $200

*   A four hour minimum charge will apply for these items.
* A two hour minimum delivery (include to and from) charge at machine rate will apply for these items.

Exhibit C
Supplementary General Conditions
of the Contract for Construction

These Supplementary General Conditions modify, change, delete from or add to the "General Conditions of the Contract For Construction," AIA Document A201, Fourteenth Edition, 1987, and shall supersede the General Conditions to the extent inconsistent or in conflict therewith. Where any Article of the General Conditions is modified, or any Paragraph, Subparagraph or Clause thereof is modified or deleted by these Supplementary General Conditions, the unaltered provisions of that Article, Paragraph, Subparagraph or Clause shall remain in effect:

Subparagraph 2.4.1, beginning in line 6, delete the words "give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may,".

Subparagraph 3.5.1, in line 1, delete "and Architect"; at the end of the first sentence, add "and, without Contractor assuming any design liability, be appropriate for its intended use. "

Subparagraph 3.10.3, delete in its entirety.

Subparagraph 3.16.1, add to the end of the line, "and Owner's
Consultant".

Subparagraph 3.18.4, add as a new subparagraph:

"3.18.4 Liens. Subject to Owner's payment of all sums due under the Agreement, Contractor shall indemnify and hold Owner harmless from any liens and claims of liens filed against the Project. Contractor shall remove or bond over any such liens within 15 days of receipt of notice thereof. Upon default by Contractor under this paragraph 3.18.4 Owner may bond over or pay such lien and deduct such costs from sums otherwise due Contractor, or Owner may exercise its remedies under paragraph 14.2 below."

Subparagraph 4.2.1, add to the end of the second sentence: "and the Owner's Consultant". Delete the final sentence.

Subparagraph 4.2.2, in the first two sentences, after the word
"Architect" each time it appears add "and the Owner's
Consultant."

Subparagraph 4.2.3, after the word "Architect" each time it appears add "and the Owner's Consultant."

Subparagraph 4.2.4, delete the first sentence and substitute the following: "Owner, Contractor, Owner's Consultant and Architect shall communicate with each other as appropriate to facilitate the completion of the Project, and shall endeavor to keep each other as fully informed as necessary or desirable to further the interests of the Owner."

Subparagraph 4.2.5, in line 1 after "Architect's" add "and the Owner's Consultant"; and add at the end "and the Owner's
Consultant will also be required to approve such Certificates for Payment."

Subparagraph 4.2.8, in line 1 delete "Architect" and substitute
"Contractor", and in line 2 after "and" add "the Architect".

Subparagraph 4.2.9, in line 1 after "Architect" add "and the Owner's Consultant."

Subparagraph 4.5.5, add the following at the end of the paragraph:

"Notwithstanding anything apparently to the contrary herein contained, the Contractor agrees that any arbitration pursuant to this contract or in connection with Project, shall include all relevant parties to the matter in question and the Contractor agrees to participate in a single arbitration proceeding involving all parties."

Subparagraph 4.5.8, add as a new subparagraph:

"4.5.8 Procedural Issues. The arbitration shall be held in Des Moines, Iowa. Each party shall bear its own directs costs, including attorney's fees, but general costs of the arbitration shall be shared by both parties equally; provided, the arbitrator may choose to award the general costs of arbitration against the losing party if the arbitrator determines that the proposed resolution urged by the losing party was not reasonable. Notwithstanding anything in the Contract Documents to the contrary, each party shall be required to submit its proposed resolutions of each Claim to the arbitrator, and the arbitrator shall be required to render a decision adopting in full either one or the other of such proposed resolutions, and no compromises or alternative resolutions shall be allowed or considered by the arbitrator. Each party shall be entitled to full discovery and the process, proceedings, practices and procedures provided for under the Federal Rules of Civil Procedure in effect at the time notice of demand for arbitration is filed."

Subparagraph 4.5.9, add as a new subparagraph:

"4.5.9 Limitations on Arbitration. Notwithstanding anything in the Contract Documents to the contrary, if the (1) Claims involve a proposed, net aggregate payment or reimbursement in an amount greater than $500,000 or (2) the Claims involve an interested person or entity (including the Architect) who has not consented to be joined in the arbitration, then arbitration shall apply only if both parties consent to arbitration. For this purpose an "interested person or entity" means any person or entity if (1) in such interested person or entity's absence, complete relief cannot be accorded among those already parties, or (2) the interested person or entity is so situated that the disposition of the Claim without the joinder of such interested person or entity may leave any of those already parties subject to a substantial risk of incurring double, multiple or otherwise inconsistent obligations. If both parties do not consent to arbitration for such Claims as described herein, then all requirements, conditions, and conditions precedent pertaining to arbitration shall be deemed appropriately adjusted to permit either party to pursue such Claims as otherwise permitted by the Contract Documents or by law."

Subparagraph 5.2.1, change "promptly" to " within 10 days " in lines 7 and 11.

Subparagraph 7.3.4, add at the end:

"Notwithstanding the foregoing, if the evidence required by subparagraph 2.2.1 indicates the Owner will not have sufficient funds to make timely payment for the Construction Change
Directive, the Contractor shall not be required to proceed with the change in Work."

Subparagraph 9.7.1, change line 6 as follows:

"tified by the Architect or awarded by arbitration, or if the Owner does not promptly furnish evidence as required by subparagraph 2.2.1, then the Con-", and add to the end of such sentence "or until such reasonable evidence is received and approved by the Contractor, as applicable."

Subparagraph 9.8.2, add "and the Owner's Consultant" after the word "Architect" each time it appears in lines 4, 9, 12, 17, 18.
Add to the end of the penultimate sentence "and shall continue for a period of one year thereafter.

Subparagraph 9.8.3, in line 3 after the word "Architect" add "and approval by the Owner's Consultant,".

Subparagraph 9.10.1, add "and Owner's Consultant" after the word
"Architect" each time it appears in lines 3 and 4. Add a new sentence at the end "The Owner's Consultant shall also be required to approve such final Certificate for Payment".

Subparagraph 9.10.2, add to end of 9.10.2(l) "or will be paid or satisfied from such final payment"; and delete 9.10.2(4) and (5) and substitute "and (4) final lien waivers from Subcontractors and suppliers with total contract balances in excess of $5,000."

Subparagraph 10.1.1, add at the end:

"The Contractor shall have no responsibility for the discovery, presence, handling, removal, disposal, transportation or exposure of persons to hazardous substances in any form existing at the site prior to commencement of the Work. The Contractor shall comply with all applicable laws, rules and regulations pertaining to the handling, disposal, transportation or exposure of persons to known hazardous substances which are brought to the site by Contractor or its Subcontractors or suppliers."

Subparagraph 10.1.2, add after the phrase "asbestos or polychlorinated biphenyl (PCB)", the phrase "or other hazardous substances", in lines 2-3, 8, 10-11.

Subparagraph 10.1.3, add at the end:

"...or other hazardous substances."

Subparagraph 10.1.4, delete in its entirety and substitute the following:

"10.1.4 The Owner agrees to indemnify and hold harmless the Contractor and its employees, officers, agents and subcontractors (regardless of tier) from and against any and all liabilities, losses, claims, damages, demands, judgments, interest, penalties, fines, monetary sanctions, costs, attorney's fees, expenses, court costs, and all other costs and expenses (collectively "Costs") resulting from, and in connection with, or arising in any manner whatsoever out of the hazardous substances existing at the site prior to commencement of the Work. Without limiting the generality of the foregoing, it is agreed that such indemnification shall apply to any Costs incurred as a result of:
(a) complying with all federal, state and local environmental health and safety rules, laws, regulations and ordinances and/or orders, directives and/or recommendations of any governmental entity having jurisdiction for the enforcement of such laws, rules, regulations and ordinances which may now or may hereafter be in effect and be applicable to or be issued in connection with the hazardous substances; (b) performing or arranging for the performance of medical examinations of individuals exposed to the hazardous substances, maintaining medical records for such individuals and conducting any employee educational programs, whether or not such tests, record keeping or programs are currently required by applicable law; (c) involvement in any suits or actions asserting public or employer liability resulting from the hazardous substances; and (d) performing the Work, which for this purpose shall include the disposal of any hazardous substances which may have been undertaken by the Contractor. The Contractor shall indemnify the Owner to the same extent and terms as above with respect to any hazardous substances which are brought to the site by the Contractor or its subcontractors or suppliers.

10.1.5 The Owner agrees to pay and/or reimburse the Contractor for all additional costs of the Work together with any impact costs and expenses incurred by the Contractor in the resequencing and/or performance of the Work under Contract which would not have been incurred but for the hazardous substances on the site prior to commencement of the Work. The Contract Sum and the Guaranteed Maximum Price, if applicable, shall be increased by the amount of the additional Cost of the Work to be paid and/or reimbursed to the Contractor pursuant to this Subparagraph 10.1.5. No like charges and adjustments shall be made with respect to any hazardous substances which are brought to the site by the Contractor or its subcontractors or suppliers.

10.1.6 The obligations of the Owner as set forth in this Paragraph 10.1 shall survive the termination of the Contract."

Subparagraph 11.3.1, change line 1 to read "The Contractor shall purchase".

Subparagraph 12.2.1, change "or" to "as" in line 2.

Subparagraph 14.1.2, in line 3 after the word "Architect" add
"and upon Owner's failure to cure within such additional seven days".

Subparagraph 14.2.2, in line 5 after the word "notice" add "and upon Contractor's or surety's failure to cure within such additional seven days,".

End of Supplementary General Conditions

T H E  A M E R I C A N  I N S T I T U T E  O F
  A R C H I T E C T S

_______________________________________________________________

AIA Document A201

General Conditions of the Contract
for Construction

This document has important legal consequences; consultation with an attorney is encouraged with respect to its modification.

________________________________________________________________
1987 Edition
Table of Articles

1. General Provisions

2. Owner

3. Contractor

4. Administration of the Contract

5. Subcontractors

6. Construction by Owner or by Separate Contractors

7. Changes in the Work

8. Time

9. Payments and Completion

10. Protection of Persons and Property

11. Insurance and Bonds

12. Uncovering and Correction of Work

13. Miscellaneous Provisions

14. Termination or Suspension of the Contract


This document has been approved and endorsed by The Associated
General Contractors of America.

Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963,
1966, 1967, 1970, 1976, Copyright 1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.
________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987     1

INDEX

Acceptance of Nonconforming Work  9.6.6, 9.9.3, 12.3
Acceptance of Work  9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3
Access to Work  3.16, 6.2.1, 12.1
Accident Prevention  4.2.3, 10
Acts and Omissions  3.2.1, 3.2.2, 3.3.2, 3.12.8, 3.18, 4.2.3,
4.3.2, 4.3.9, 8.3.1, 10.1.4, 10.2.5, 13.4..2, 13.7, 14.1
Addenda  1.1.1, 3.11
Additional Cost, Claims for  4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Additional Inspections and Testing 4.2.6, 9.8,2, 12.2.1, 13.5 Additional Time, Claims for 4.3.6, 4.3.8, 4.3.9, 8.3.2
Administration of the Contract  3.3.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid  1.1.1
Aesthetic Effect  4.2.13, 4.5.1
Allowances  3.8
All-risk Insurance  11.3.1.1
Applications for Payment..4.2.5, 7.3.7, 9.2, 9.3, 9.4, 9.5.1,
9.6.3, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 11.1.3, 14.2.4
Approvals  2.4, 3.3.3, 3.5, 3.10.2, 3.12.4 through 3.12.8,
3.18.3, 4.2.7, 9.3.2, 11.3.1.4, 13.4.2. 13.5
Arbitration  4.1.4, 4.3.2, 4.3.4, 4.4.4, 4.5, 8.3.1, 10.1.2,
11.3.9, 11.3.10
Architect  4.1
Architect, Definition of  4.1.1
Architect, Extent of Authority  2.4, 3.12.6, 4.2, 4.3.2, 4.3.6,
4.4, 5.2, 6.3, 7.1.2, 7.2.1, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5,
9.6.3, 9.8.2, 9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1,
13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility 3.3.3, 3.12.8, 3.12.11, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7,
4.2.10, 4.2.12, 4.2.13, 4.3.2, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect's Additional Services and Expenses 2.4, 9.8.2, 11.3.1.1, 12.2.1, 12.2.4, 13.5.2, 13.5.3, 14.2.4
Architect's Administration of the Contract  4.2,4.3.6, 4.3.7,
4.4, 9.4, 9.5
Architect's Approvals 2.4, 3.5.1, 3.10.2, 3.12.6, 3.12.8, 3.18.3,
4.2.7
Architect's Authority to Reject Work  3.5.1, 4.2.6, 12.1.2,
12.2.1
Architect's Copyright  1.3
Architect's Decisions  4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13,
4.3.2, 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1,
9.2, 9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Architect's Inspections  4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2,
9.9.2, 9.10.1, 13.5
Architect's Instructions..4.2.6, 4.2.7, 4.2.8, 4.3.7, 7.4.1,
12.1, 13.5.2
Architect's Interpretations....4.2.11, 4.2.12, 4.3.7
Architect's On-Site Obsesrvations..4.2.2, 4.2.5, 4.3.6, 9.4.2,
9.5.1, 9.10.1, 13.5
Architect's Project Representative  4.2.10
Architect's Relationship with Contractor 1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.12.11, 3.16, 3.18, 4.2.3,
4.2.4, 4.2.6, 4.2.12, 5.2, 6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1,
13.5
Architect's Relationship with Subcontractors ..1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect's Representations  9.4.2, 9.5.1, 9.10.1
Architect's Site Visits  4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2,
9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Asbestos  10.1
Attorneys' Fees  3.18.1, 9.10.2, 10.1.4
Award of Separate Contracts  6.1.1
Award of Subcontracts and Other Contracts for
Portions of the Work  5.2
Basic Definitions  1.1
Bidding Requirements  1.1.1, 1.1.7, 5.2.1, 11.4.1
Boiler and Machinery Insurance  11.3.2
Bonds, Lien  9.10.2
Bonds, Performance and Payment..7.3.6.4, 9.10.3, 11.3.9, 11.4

Building Permit  3.7.1
Capitalization  1.4
Certificate of Substantial Completion  9.8.2
Certificates for Payment  4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1,
9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection. Testing or Approval 3.12.11, 13.5.4 Certificates of Insurance 9.3.2, 9.10.2, 11.1.3
Change Orders  1.1.1, 2.4.1, 3.8.2.4, 3.11, 4.2.8, 4.3.3, 5.2.3,
7.1, 7.2, 7.3.2, 8.3.1, 9.3.1.1, 9.10.3, 11.3.1.2, 11.3.4,
11.3.9. 12.1.2
Change Orders, Definition of  7.2.1
Changes  7.1
Changes in the Work  3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 10.1 3
Claim, Definition of  4.3.1
Claims and Disputes  4.3, 4.4, 4.5, 6.2.5, 8.3.2, 9.3.1.2, 9.3,3,
9.10.4, 10.1.4
Claims and Timely Assertion of Claims  4.5.6
Claims for Additional Cost  4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Claims for Additional Time  4.3.6, 4.3.8, 4.3.9, 8.3.2
Claims for Concealed or Unknown Conditions  4.3.6
Claims for Damages  3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2,
10.1.4
Claims Subject to Arbitration  4.3.2, 4.4.4, 4.5.1
Cleaning Up  3.15, 6.3
Commencement of Statutory Limitation Period  13.7
Commencement of the Work, Conditions Relating to 2.1.2, 2.2.1, 3.2.1, 3.2.2, 3.7.1, 3.10.1, 3.12.6, 4.3.7, 5.2.1, 6.2.2, 8.1.2,
8.2.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Commencement of the Work, Definition of  8.1.2
Communications Facilitating Contract
Administration  3.9.1, 4.2.4, 5.2.1
Completion, Conditions Relating to 3.11, 3.15, 4.2.2, 4.2.9, 4.3.2, 9.4.2, 9.8, 9.9.1, 9.10, 11.3.5, 12.2.2, 13.7.1
Completion, Payments and  9
Completion, Substantial  4.2.9, 4.3.5.2, 8.1.1, 8.1.3, 8.2.3,
9.8, 9.9.1, 12.2.2, 13.7
Compliance, with Laws  1.3, 3.6, 3.7, 3.13, 4.1.1, 10.2.2, 11.1,
11.3, 13.1, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions  4.3.6
Conditions of the Contract  1.1.1, 1.1.7, 6.1.1
Consent. Written  1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.5.5,
9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1,
11.3.1.4, 11.3.11. 13.2, 13.4.2
Construction by Owner or by Separate
Contractors  1.1.4, 6
Construction Change Directive. Definition of  7.3.1
Construction Change Directives 1.1.1, 4.2.8, 7.1, 7.3, 9.3.1.1 Construction Schedules. Contractor's 3.10, 6.1.3
Contingent Assignment of Subcontracts  5.4
Continuing Contract Performance  4.3.4
Contract, Definition of  1.1.2
Contract, Termination or
Suspension of the  4.3.7, 5.4.1.1, 14
Contract Administration  3.3.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to 3.7.1, 3.10, 5.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Contract Documents, The  1.1, 1.2, 7
Contract Documents, Copies Furnished and Use of 1.3, 2.2.5, 5.3 Contract Documents, Definition of 1.1.1
Contract Performance During Arbitration  4.3.4, 4.5.3
Contract Sum  3.8, 4.3.6, 4.3.7, 4.4.4, 5.2.3, 6.1.3, 7.2, 7.3,
9.1, 9.7, 11.3.1, 12.2.4, 12.3, 14.2.4
Contract Sum, Definition of  9.1
Contract Time  4.3.6, 4.3.8, 4.4.4, 7.2.1.3, 7.3, 8.2.1, 8.3.1,
9.7, 12.1.1
Contract Time, Definition of  8.1.1
________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987     2

Contractor  3
Contractor, Definition of  3.1, 6.1.2
Contractor's Bid  1.1.1
Contractor's Construction Schedules  3.10, 6.1.3
Contractor's Employees  3.3.2, 3.4.2, 3.8.1, 3.9, 3.18, 4.2.3,
4.2.6, 8.1.2, 10.2. 10.3, 11.1.1, 14.2.1.1
Contractor's Liability Insurance  11.1
Contractor's Relationship with Separate Contractors
and Owner's Forces  2.2.6, 3.12.5, 3.14.2, 4.2.4, 6, 12.2.5
Contractor's Relationship with Subcontractors 1.2.4, 3.3.2, 3.18.1, 3.18.2, 5.2, 5.3, 5.4, 9.6.2, 11.3.7, 11.3.8, 14.2.1.2
Contractor's Relationship with the Architect 1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.16, 3.18. 4.2.3,
4.2.4, 4.2.6, 4.2.12, 5.2, 6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1,
13.5
Contractor's Representations  1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1,
9.3.3
Contractor's Responsibility for Those
Performing the Work  3.3.2, 3.18, 4.2.3, 10
Contractor's Review of Contract Documents 1.2.2, 3.2, 3.7.3 Contractor's Right to Stop the Work 9.7
Contractor's Right to Terminate the Contract  14.1
Contractor's Submittals  3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3,
7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10,2, 9.10.3, 10.1.2, 11.4.2,
11.4.3
Contractor's Superintendent  3.9, 10.2.6
Contractor's Supervision and Construction Procedures 1.2.4, 3.3, 3.4, 4.2.3, 8.2.2, 8.2.3, 10
Contractual Liability Insurance  11.1.1.7, 11.2.1
Coordination and Correlation  1.2.2, 1.2.4, 3.3.1, 3.10, 3.12.7,
6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications 1.3, 2.2.5, 3.11 Correction of Work 2.3, 2.4, 4.2.1, 9.8.2, 9.9.1, 12.1.2. 12.2,
13.7.1.3
Cost, Definition of  7.3.6, 14.3.5
Costs  2.4, 3.2.1, 3.7.4, 3.8.2, 3.15.2, 4.3.6, 4.3.7, 4.3.8.1,
5.2.3, 6.1.1, 6.2.3, 6.3, 7.3.3.3, 7.3.6, 7.3.7, 9.7, 9.8.2,
9.10.2, 11.3.1.2, 11.3.1.3, 11.3.4, 11.3.9, 12.1, 12.2.1, 12.2.4,
12.2.5, 13.5, 14
Cutting and Patching 	3.14, 6.2.6
Damage to Construction of Owner or Separate Contractors 3.14.2, 6.2.4, 9.5.1.5, 10.2.1.2, 10.2.5, 10.3, 11.1, 11.3, 12.2.5
Damage to the Work  3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.3, 11.3
Damages,Claims for  3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2,
10.1.4
Damages for Delay  6.1.1, 8.3.3, 9.5.1.6, 9.7
Date of Commencement of the Work, Definition of  8.1.2
Date of Substantial Completion, Definition of  8.1.3
Day. Definition of  8.1.4
Decisions of the Architect  4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13,
4.3.2, 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1,
9.2, 9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Decisions to Withhold Certification  9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance,
Rejection and Correction of  2.3, 2.4, 3.5.1, 4.2.1, 4.2.6,
4.3.5, 9.5.2, 9.8.2, 9.9.1, 10.2.5, 12, 13.7.1.3
Defective Work. Definition of  3.5.1
Definitions  1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3,
4.1.1, 4.3.1, 5.1, 6.1.2, 7.2.1. 7.3.1, 7.3.6, 8.1, 9.1. 9.8.1
Delays and Extensions of Time  4.3.1, 4.3.8.1, 4.3.8.2, 6.1.1,
6.2.3, 7.2.1, 7.3.1, 7.3.4, 7.3.5, 7.3.8, 7.3.9. 8.1.1, 8.3,
10.3.1, 14.1.1.4
Disputes  4.1.4, 4.3, 4.4, 4.5, 6.2.5, 6.3, 7.3.8, 9.3.1.2
Documents and Samples at the Site  3.11
Drawings, Definition of  1.1.5
Drawings and Specifications, Use and Ownership of  1.1.1, 1.3,
2.2.5, 3.11, 5.3
Duty to Review Contract Documents and Field Conditions 3.2 Effective Date of Insurance 8.2.2, 11.1.2

Emergencies  4.3.7, 10.3
Employees, Contractor's  3.3.2, 3.4.2, 3.8.1, 3.9, 3.18.1,
3.18.2, 4.2.3, 4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Equipment, Labor, Materials and  1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2,
3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1. 7.3.6,
9.3.2, 9.3.3, 11.3, 12.2.4, 14
Execution and Progress of the Work 1.1.3, 1.2.3, 3.2, 3.4.1, 3.5.1, 4.2.2, 4.2.3, 4.3.4, 4.3.8, 6.2.2, 7.1.3, 7.3.9, 8.2, 8.3,
9.5, 9.9.1, 10.2, 14.2, 14.3
Execution, Correlation and Intent of the
Contract Documents  1.2, 3.7.1
Extensions of Time  4.3.1, 4.3.8, 7.2.1.3, 8.3, 10.3.1
Failure of Payment by Contractor  9.5.1.3, 14.2.1.2
Failure of Payment by Owner  4.3.7, 9.7, 14.1.3
Faulty Work (See Defective or Nonconforming Work)
Final Completion and Final Payment 4.2.1, 4.2.9, 4.3.2, 4.3.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.1, 13.7
Financial Arrangaements, Owner's  2.2.1
Fire and Extended Coverage Insurance  11.3

General Provisions  1
Governing Law  13.1
Guarantees (See Warranty and Warranties)
Hazardous Material  10.1, 10.2.4
Identification of Contract Documents  1.2.1
Identification of Subcontractors and Suppliers 5.2.1 Indemnification 3.17, 3.18, 9.10.2, 10.1.4, 11.3.1.2, 11.3.7
Information and Services Required of the Owner 2.1.2, 2.2, 4.3.4, 6.1.3, 6.1.4, 6.2.6, 9.3.2, 9.6.1, 9.6.4, 9.8.3, 9.9.2,
9.10.3, 10.1.4. 11.2, 11.3, 13.5.1, 13.5.2
Injury or Damage to Person or Property  4.3.9
Inspections  3.3.3, 3.3.4, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 4.3.6,
9.4.2, 9.8.2, 9.9.2, 9.10.1, 13.5
Instructions to Bidders  1.1.1
Instructions to the Contractor  3.8.1, 4.2.8, 5.2.1, 7, 12.1,
13.5.2
Insurance  4.3.9, 6.1.1, 7.3.6.4, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 11
Insurance, Boiler and Machinery  11.3.2
Insurance, Contractor's Liability  11.1
Insurance. Effective Date of  8.2.2, 11.1.2
Insurance, Loss of Use  11.3.3
Insurance, Owner's Liability  11.2
Insurance, Property  10.2.5, 11.3
Insurance, Stored Materials  9.3.2, 11.3.1.4

Insurance and Bonds  11
Insurance Companies, Consent to Partial Occupancy 9.9.1, 11.3.11 Insurance Companies, Settlement with 11.3.10
Intent of the Contract Documents  1.2.3, 3.12.4, 4.2.6, 4.2.7,
4.2.12, 4.2.13, 7.4
Interest  13.6
Interpretation  1.2.5, 1.4, 1.5, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written  4.2.11, 4.2.12, 4.3.7
Joinder and Consolidation of Claims Required  4.5.6
Judgment on Final Award  4.5.1, 4.5.4.1, 4.5.7
Labor and Materials, Equipment  1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2,
3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1,
7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Labor Disputes  8.3.1
Laws and Regulations  1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5, 4.5.7,
9.9.1, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6
Liens  2.1.2, 4.3.2, 4.3.5.1, 8.2.2, 9.3.3, 9.10.2
Limitation an Consolidation or Joinder  4.5.5
Limitations, Statutes of  4.5.4.2, 12.2.6, 13.7
Limitations of Authority  3.3.1, 4.1.2, 4.2.1, 4.2.3, 4.2.7,
4.2.10, 5.2.2, 5.2.4, 7.4, 11.3.10

________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987     3

Limitations of Liability  2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8,
3.12.11, 3.17, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4,
9.10.4, 10.1.4, 10.2.5, 11.1.2, 11.2.1, 11.3.7, 13.4.2, 13.5.2

Limitations of Time, General  2.2.1, 2.2.4, 3.2.1, 3.7.3,.3.8.2,
3.10, 3.12.5, 3.15.1, 4.2.1, 4.2.7, 4.2.11, 4.3.2, 4.3.3, 4.3.4,
4.3.6, 4.3.9, 4.5.4.2, 5.2.1, 5.2.3, 6.2.4, 7.3.4, 7.4, 8.2, 9.5,
9.6.2, 9.8, 9.9, 9.10, 11.1.3, 11.3.1, 11.3.2, 11.3.5, 11.3.6,
12.2.1, 12.2.2, 13.5, 13.7
Limitations of Time, Specific  2.1.2, 2.2.1, 2.4, 3.10, 3.11,
3.15.1, 4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9,
8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3,
11.3.6, 11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
Loss of Use Insurance  11.3.3
Material Suppliers  1.3.1, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3.1,
9.3.1.2, 9.3.3, 9.4.2, 9.6.5, 9.10.4
Materials, Hazardous  10.1, 10.2.4
Materials, Labor, Equipment and  1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2,
3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1,
7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Means, Methods, Techniques, Sequences and
Procedures of Construction  3.3.1, 4.2.3, 4.2.7, 9.4.2
Minor Changes in the Work  1.1.1, 4.2.8, 4.3.7, 7.1, 7.4
Miscellaneous Provisions  13
Modifications, Definition of  1.1.1
Modifications to the Contract  1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2,
4.2.1, 5.2.3, 7, 8.3.1, 9.7
Mutual Responsibility  6.2
Nonconforming Work, Acceptance of  12.3
Nonconforming Work, Rejection and Correction of 2.3.1, 4.3.5, 9.5.2, 9.8.2, 12, 13.7.1.3
Notice  2.3, 2.4, 3.2.1, 3.2.2, 3.7.3, 3.7.4, 3.9, 3.12.8,
3.12.9, 3.17, 4.3, 4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1,
9.5.1, 9.6.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2,
12.2.4, 13.3, 13.5.1, 13.5.2, 14
Notice, Written  2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3, 4.4.4, 4.5,
5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2,
10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Notice of Testing and Inspections  13.5.1, 13.5.2
Notice to Proceed  8.2.2
Notices, Permits, Fees and  2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Architect's On-Site  4.2.2, 4.2.5, 4.3.6, 9.4.2,
9.5.1, 9.10.1, 13.5
Observations, Contractor's  1.2.2, 3.2.2
Occupancy  9.6.6, 9.8.1, 9.9, 11.3.11
On-Site Inspections by the Architect 4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2, 9.10.1
On-Site Observations by the Architect 4.2.2, 4.2.5, 4.3.6, 9.4.2, 9.5.1, 9.10.1, 13.5
Orders. Written  2.3, 3.9, 4.3.7, 7, 8.2.2, 11.3.9, 12.1, 12.2,
13.5.2, 14.3.1
Owner  2
Owner, Definition of  2.1
Owner, Information and Services Required of the 2.1.2, 2.2, 4.3.4, 6, 9, 10.1.4, 11.2, 11.3, 13.5.1, 14.1.1.5, 14.1.3
Owner's Authority  3.8.1, 4.1.3, 4.2.9, 5.2.1, 5.2.4, 5.4.1,
7.3.1, 8.2.2, 9.3.1, 9.3.2, 11.4.1, 12.2.4, 13.5.2, 14.2, 14.3.1
Owner's Financial Capability  2.2.1, 14.1.1.5
Owner's Liability Insurance  11.2
Owner's Loss of Use Insurance  11.3.3
Owner's Relationship with Subcontractors  1.1.2, 5.2.1, 5.4.1,
9.6.4
Owner's Right to Carry Out the Work 2.4, 12.2.4, 14.2.2.2 Owner's Right to Clean Up 6.3

Owner's Right to Perform Construction and to
Award Separate Contracts  6.1
Owner's Right to Stop the Work  2.3, 4.3.7
Owner's Right to Suspend the Work  14.3
Owner's Right to Terminate the Contract  14.2
Ownership and Use of Architect's Drawings, Specifications
and Other Documents  1.1.1, 1.3, 2.2.5, 5.3
Partial Occupancy or Use  9.6.6, 9.9,11.3.11
Patching, Cutting and  3.14, 6.2.6
Patents, Royalties and  3.17
Payment, Applications for  4.2.5, 9.2, 9.3, 9.4, 9.5.1, 9.8.3,
9.10.1, 9.10.3, 9.10.4, 14.2.4
Payment, Certificates for  4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1,
9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of  4.3.7, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3,
14.2.1.2
Payment, Final  4.2.1, 4.2.9, 4.3.2, 4.3.5, 9.10, 11.1.2, 11.1.3,
11.3.5, 12.3.1
Payment Bond, Performance Bond and 7.3.6.4, 9.10.3, 11.3.9, 11.4 Payments, Progress 4.3.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
Payments and Completion  9, 14
Payments to Subcontractors  5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4,
11.3.8, 14.2.1.2
PCB  10.1
Performance Bond and Payment Bond 7.3.6.4, 9.10.3, 11.3.9, 11.4 Permits, Fees and Notices 2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Persons and Property, Protection of  10
Polychlorinated Biphenyl  10.1
Product Data, Definition of  3.12.2
Product Data and Samples, Shop Drawings 3.11, 3.12, 4.2.7 Progress and Completion 4.2.2, 4.3.4, 8.2
Progress Payments  4.3.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
Project, Definition of the  1.1.4
Project Manual, Definition of the  1.1.7
Project Manuals  2.2.5
Project Representatives  4.2.10
Property Insurance  10.2.5, 11.3
Protection of Persons and Property  10
Regulations and Laws  1.3, 3.6, 3.7, 3.13, 4.1.1,  4.5.5, 4.5.7,
10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work  3.5.1, 4.2.6, 12.2
Releases of Waivers and Liens  9.10.2
Representations  1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3,
9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives  2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1,
5.1.2, 13.2.1
Resolution of Claims and Disputes  4.4, 4.5
Responsibility for Those Performing the Work  3.3.2, 4.2.3,
6.1.3, 6.2, 10
Retainage  9.3.1, 9.6.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field
Conditions by Contractor  1.2.2, 3.2, 3.7.3, 3.12.7
Review of Contracator's Submittals by
Owner and Architect  3.10.1, 3.10.2, 3.11, 3.12, 4.2.7, 4.2.9,
5.2.1, 5.2.3, 9.2, 9.8.2
Review of Shop Drawings. Product Data
and Samples by Contractor  3.12.5
Rights and Remedies  1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6,
4.3.6, 4.5, 5.3, 6.1, 6.3, 7.3.1, 8.3.1, 9.5.1, 9.7, 10.2.5,
10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties and Patents  3.17

________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987     4

Rules and Notices for Arbitration  4.5.2
Safety of Persons and Property  10.2
Safety Precautions and Programs  4.2.3, 4.2.7, 10.1
Samples. Definition of  3.12.3
Samples, Shop Drawings, Product Data and 3.11, 3.12, 4.2.7 Samples at the Site, Documents and 3.11
Schedules of Values  9.2, 9.3.1
Schedules, Construction  3.10
Separate Contracts and Contractors 1.1.4, 3.14.2, 4.2.4, 4.5.5, 6, 11.3.7, 12.1.2, 12.2.5
Shop Drawings, Definition of  3.12.1
Shop Drawings, Product Data and Samples  3.11, 3.12, 4.2.7
Site, Use of  3.13, 6.1.1. 6.2.1
Site Inspections  1.2.2, 3.3.4, 4.2.2, 4.2.9, 4.3.6, 9.8.2,
9.10.1, 13.5
Site Visits, Architect's  4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2,
9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing 4.2.6, 12.2.1, 13.5 Specifications, Definition of the 1.1.6
Specifications, The  1.1.1, 1.1.6, 1.1.7, 1.2.4, 1.3, 3.11
Statutes of Limitations  4.5.4.2, 12.2.6, 13.7
Stopping the Work  2.3, 4.3.7, 9.7, 10.1.2, 10.3, 14.1
Stored Materials  6.2.1, 9.3.2, 10.2.1.2, 11.3.1.4, 12.2.4
Subcontractor, Definition of  5.1.1
Subcontractors  5
Subcontractors, Work by  1.2.4, 3.3.2, 3.12.1, 4.2.3, 5.3, 5.4
Subcontractual Relations  5.3, 5.4, 9.3.1.2, 9.6.2, 9.6.3, 9.6.4.
10.2.1, 11.3.7, 11.3.8, 14.1.1, 14.2.1.2, 14.3.2
Submittals  1.3, 3.2.3, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3,
7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.1.3
Subrogation, Waivers of  6.1.1, 11.3.5, 11.3.7
Substanital Completiton  4.2.9, 4.3.5.2, 8.1.1, 8.1.3, 8.2.3,
9.8, 9.9.1, 12.2.1, 12.2.2. 13.7
Substantial Completion. Definition of  9.8.1
Substitution of Subcontractors  5.2.3, 5.2.4
Substitution of the Architect  4.1.3
Substitutions of Materials  3.5.1
Sub-subcontractor, Definition of  5.1.2
Subsurface Conditions  4.3.6
Successors and Assigns  13.2
Superintendent  3.9, 10.2.6
Supervision and Constructioin Procedures 1.2.4, 3.3, 3.4, 4.2.3, 4.3.4, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 10, 12, 14
Surety  4.4.1, 4.4.4, 5.4.1.2, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of  9.9.1, 9.10.2, 9.10.3
Surveys  2.2.2, 3.18.3
Suspension by the Owner for Convenience  14.3
Suspension of the Work  4.3.7, 5.4.2,, 14.1.1.4, 14.3
Suspension or Termination of the Contract  4.3.7, 5.4.1.1, 14
Taxes  3.6, 7.3.6.4
Termination by the Contractor  14.1
Termination by the Owner for Cause  5.4.1.1, 14.2
Termination of the Architect  4.1.3
Termination of the Contractor  14.2.2
Termination or Suspension of the Contract  14
Tests and Inspections  3.3.3, 4.2.6, 4.2.9, 9.4.2, 12.2.1, 13.5
Time  8
Time, Delays and Extensions of  4.3.8, 7.2.1, 8.3
Time Limits, Specific  2.1.2, 2.2.1, 2.4, 3.10, 3.11, 3.15.1,
4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.2,
9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6,
11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
Time Limits on Claims  4.3.2, 4.3.3, 4.3.6, 4.3.9, 4.4, 4.5
Title to Work  9.3.2, 9.3.3
Uncovering and Correction of Work  12
Uncovering of Work  12.1
Unforeseen Conditions  4.3.6, 8.3.1, 10.1
Unit Prices  7.1.4, 7.3.3.2
Use of Documents  1.1.1, 1.3, 2.2.5, 3.12.7, 5.3
Use of Site  3.13, 6.1.1, 6.2.1
Values, Schedule of  9.2, 9.3.1
Waiver of Claims: Final Payment  4.3.5, 4.5.1, 9.10.3
Waiver of Claims by the Architect  13.4.2
Waiver of Claims by the Contractor  9.10.4, 11.3.7, 13.4.2
Waiver of Claims by the Owner  4.3.5, 4.5.1, 9.9.3, 9.10.3,
11.3.3, 11.3.5, 11.3.7, 13.4.2
Waiver of Liens  9.10.2
Waivers of Subrogation  6.1.1, 11.3.5, 11.3.7
Warranty and Warranties  3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.2,
9.9.1, 12.2.2, 13.7.1.3
Weather Delays  4.3.8.2
When Arbitration May Be Demanded  4.5.4
Work. Definition of  1.1.3
Written Consent  1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.5.5,
9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1,
11.3.1.4, 11.3.11, 13.2, 13.4.2
Written Interpretations  4.2.11, 4.2.12, 4.3.7
Written Notice  2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3, 4.4.4, 4.5,
5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2,
10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2. 14

________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987     5

General Conditions of the Contract for Construction

Article 1
General Provision

1.1 Basic Definitions

1.1.1 The Contract Documents

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).

1.1.2 The Contract

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

1.1.3 The Work

The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4 The Project

The Project is the total construction of which the Work Performed under the Contract Documents may be the whole or a part and which may include construction by the owner or by Separate contractors.

1.1.5 The Drawings

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued showing the design, location and dimensions of the Work generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6 The Specifications

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7 The Project Manual

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contact and Specifications.

1.2 Execution, Correlation and Intent

1.2.1 The Contact Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contact Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3 The intent of the Contact Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all, performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontactors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3 Ownership and Use of Architect's Drawings, Specifications and Other Documents

1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions of this Project outside the scope of the

________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987     6

Work without the specific written consent of the Owner and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.

1.4 Capitalization

1.4.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5 Interpretation

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

Article 2

Owner

2.1 Definition

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mcchanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2 Information and Services
Required of the Owners

2.2.1 The Owner shall, at the request of the Contractor, prior to execution of the Agreement and promptly from time to time thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. [Note: Unless such reasonable evidence were furnished on request prior to the execution of the Agreement, the prospective contractor would not be required to execute the Agreement or to commence the Work.]

2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

2.2.3 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner Shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

2.2.4 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.2.6 The foregoing are in addition to other duties and responsibiliLics of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and
Article 11 (Insurance and Bonds).

2.3 Owner's Right to Stop the Work

2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

2.4 Owner's Right to Carry Out the Work

2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect's additional services and expenses made necessary by such default, neglect or failure. Such action by the Owner and, amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

Article 3

Contractor

3.1 Definition

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987     7

3.2 Review of Contract Documents and
Field Conditions by Contractor

3.2.1 The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect. If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction.

3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals, approved pursuant to Paragraph 3.12.

3.3 Supervision and Construction Procedures

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific Instructions concerning these matters.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

3.3.3 The Contractor shall not be relieved of obligations to perform the Work in accordance. with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

3.4 Labor and Materials

3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.5 Warranty

3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requiremcnts, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

3.6 Taxes

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7 Permits, Fees and Notices

3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4 If the Contractor perofmrs Work knowing it to be contrary to laws, statutes, ordinanccs, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.

3.8 Allowances

3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required'to employ persons or entities against which the Contractor makes reasonable objection.

3.8.2 Unless otherwise provided in the Contract Documents:

 .1 materials and equipment under allowance shall be selected promptly by the Owner to avoid delay in the Work;

 .2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987     8

 .3 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;

 .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingiy by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and
(2) changes in Contract's costs under Clause 3.8.2.3.

3.9 Superintendent

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10 Contractor's Construction Schedules

3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

3.10.3 The Contractor shall conform to the most recent schedules.

3.11 Documents and Samples at the Site

3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the owner upon completion of the Work.

3.12 Shop Drawings, Product Data and Samples

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2 Product Data are illustrations, standard schedules, perforanance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.

3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6 The Contractor shall perform no portion of the work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.

3.12.10 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.

3.12.11 When professional certification of performance criteria of materials, systems or equpment is required by the Contract
Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

3.13 Use of Site

3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract
Documents and shall not unreasonably encumber the site with materials or equipment.

3.14 Cutting and Patching

3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the

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Owner or a separate contractor except with written consent of the
Owner and of such separate contractor, such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

3.15 Cleaning Up

3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16 Access to Work

3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

3.17 Royalties and Patents

3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for inhingement of patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18 Indemnification

3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect. Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2 In claims against any person or entity indemnified under this Paragraph 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indircctly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

3.18.3 The obligations of the Contractor under this Paragraph
3.18 shall not extend to the liability of the Architect, the Architect's consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions; by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

Article 4

Administration of the Contract

4.1 Architect

4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term
"Architect" means the Architect or the Architect's authorized representative.

4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the owner, Contractor and Architect. Consent shall not be unreasonably withheld.

4.1.3 In case of termination of employment of the Architect, the Owner shall appoint an architect against whom the Contractor makes no reasonable objection and whose status under the Contract
Documents shall be that of the former architect.

4.1.4 Disputes arising under Subparagraphs 4.12 and 4.1.3 shall be subject to arbitration.

4.2 Architect's Administration
of the Contract

4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents. and will be the owner's representative (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed. Will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work. and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.2.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraph 3.3. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Con-

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tractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

4.2.4 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate through the Architect. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material supplier's shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

4.2.5 Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue
Certificates for Payment in such amounts.

4.2.6 The Architect will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with Subparagrphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

4.7.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.2.8 The Architect will prepare Change Orders and Construction
Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the owner for the Owner's review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.2.10 If the Owner and Architect agree, the Architect will provide one or more proejct representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.7.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

4.3 Claims and Disputes

4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2 Decision of Architect. Claims, including those alleging an error or omission by the Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.4. A decision by the Architect, as provided in Subparagraph 4.4.4, shall be required as a condition precedent to arbitration or litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such marters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (1) the position of Architect is vacant, (2) the Architect has not received evidence or has fialed to render a decision within agreed time limits, (3) the Architect has failed to take action required under Subparagraph 4.4.4 within 30 days after the Claim is made, (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic's lien.

4.3.3 Time Limits on Claims. Claims by either parry must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

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4.3.4 Continuing Contract Performance. Pending final resolution of a Claim including arbitration, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

4.3.5 Waiver of Claims: Final Payment. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

 .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

 .2 failure of the Work to comply with the requirements of the Contract Documents; or

 .3 terms of special warranties required by the Contract
Documents.

4.3.6 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an, unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

4.3.7 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph
10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contmaor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with the procedure established herein.

4.3.8 Claims for Additional Time

4.3.8.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.3.8.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had an adverse effect on the scheduled construction.

4.3.9 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3.8.

4.4 Resolution of Claims and Disputes

4.4.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a
Claim: (1) request additional supporting data from the claimant,
(2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.4.2 If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.4.3 If a Claimhas not been resolved, the party making the Claim shall, within ten days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

4.4.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven days, which decision shall be final and binding on the parties but subject to arbitration. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or Contract's time or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

4.5 Arbitration

4.5.1 Controversies and Claims Subject to Arbitration. Any controversy or Claim arising out of or related to the Contract, or the breach thereof, shall be settled by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except controversies or Claims relating to aesthetic effect and except those waived as provided for in Subparagraph 4.3.5. Such controversies or Claims upon which the Architect has given notice and rendered a decision as provided in Subparagraph 4.4.4 shall be subject to arbitration upon written demand of either party. Arbitration may be commenced when 45 days have passed after a Claim has been referred to the Architect as provided in Paragraph 4.3 and no decision has been rendered.

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4.5.2 Rules and Notices for Arbitration. Claims between the Owner and Contractor not resolved under Paragraph 4.4 shall, if subject to arbitration under Subparagraph 4.5.1, be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Notice of demand for arbitration shall be filed in writing with the other party to the Agreement between the Owner and Contractor and with the American Arbitration Association, and a copy shall be filed with the Architect.

4.5.3 Contract Performance During Arbitration. During arbitration proceedings, the Owner and Contractor shall comply with Subparagraph 4.3.4.

4.5.4 When Arbitration May Be Demanded. Dernand for arbitration of any Claim may not be made until the earlier of (1) the date on which the Architect: has rendered 2 final written decision on the Claim, (2) the tenth day after the parties have presented evidence to the Architect or have been given reasonable opportunity to do so, if the Architect has not rendered a final written decision by that date, or (3) any of the five events described in Subparagraph 4.3.2.

4.5.4.1 When a written decision of the Architect states that (1) the decision is final but subject to arbitration and (2) a demand for arbitration of a Claim. covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days' period shall result in the Architect's decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proccedings unless the decision is acceptable to all parties concerned.

4.5.4.2 A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.5.1 and 4.5.4 and Clause
4.5.4.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

4.5.5 Limitation on Consolidation or Joinder. No arbitration arising out of or relating to the Contract Documents shall include, by consolidation or joinder or in any other manner, the Architect, the Architect's employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Contractor and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner, Contractor or a separate contractor as described in Article 6 shall be included as an oiginal third party or additional third party to an arbitration whose interest or responsibility is insubsstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a dispute not described therein or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

4.5.6 Claims and Timely Assertion of Claims. A party who files a notice of demand for arbitration must assert in the demand all Claim then known to that party on which arbitration is permitted to be demanded. When a party fails to include a Claim through oversight, inadvertence or excusable neglect, or when a Claim has matured or been acquired subsequently, the arbitrator or arbitrators may permit amendment.

4.5.7 Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

Article 5

Subcontractors

5.1 Definitions

5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of theWork at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2 Award of Subcontracts and Other
Contracts for Portions of the Work

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such change.

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AIA Document A201  General Conditions of the Contract for
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Washington, D.C. 20006                           A201-1987    13

5.3 Subcontractual Relations

5.3.1 By appropriate agreement, written where legally required or validity, the Contractor Shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4 Contingent Assignment of Subcontracts

5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

 .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing: and

 .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

5.4.2 If the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted.

Article 6

Construction by Owner
or by Separate Contracators

6.1 Owner's Right to Perform Construction and to Award Separate
Contracts

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owncr-Contractor Agreement.

6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in
Article 3, this Article 6 and Articles 10, 11 and 12.

6.2 Mutual Responsibility

6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

6.2.2 If part of the Ccontracator's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contraactors' completed or partialty.completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

6.2.5 Claim and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.

6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3 Owner's Right to Clean Up

6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.

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AIA Document A201 - General Conditions of the Contract for
Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987    14

Article 7

Changes in the Work

7.1  Changes

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may nor be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall. proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contracator, the applicable unit prices shall be equitably adjusted.

7.2 Change Orders

7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

 .1 a change in the Work;

 .2 the amount of the adjustment in the Contract Sum, if any; and

 .3 the extent of the adjustment in the Contraact Time, if any.

7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3 Construction Change Directives

7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

 .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

 .2 unit prices stated in the Contract Documents or subsequently agreed upon;

 .3 cost to be determined in a manner agreed upon by the parites and a mutually acceptable fixed or percentage fee; or

 .4 as provided in Subparagraph 7.3.6.

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

7.3.5 A Construction Change Direciive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

 .1 costs of labor. including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' or workmen's compensation insurance;

 .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

 .3 rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

 .4 costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work. and

 .5 additional costs of supervision and field office personnel directly attributable to the change.

7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any with respect to that change.

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be referred to the Architect for determination.

7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987    15

7.4 Minor Changes in the Work

7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contact Sum or extension of the Contact Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

Article 8

Time

8.1 Definitions

8.1.1 Unless otherwise provided, Contact Time is the period of time, including authorized adjustments, allotted in the Contract
Documents for Substantial Completion of the Work.

8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2 Progress and Completion

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

8.2.3 The Contracator shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3 Delays and Extensions of Time

8.3.1 If the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control.,or by delay authorized by the Owner pending arbitration, or by other causes which the Architect determines may justify delay, then the Contract Time shill be extended by Change Order for such reasonable time as the Architect may determine.

8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract
Documents.

Article 9

Payments and Completion

9.1 Contract Sum

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performince of the Work under the Contract
Documents.

9.2 Schedule of Values

9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

9.3 Applications for Payment

9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.

9.3.1.1 Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's tide to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4 Certificates for Payment

9.4.1 The Architect will, within seven days aftcr receipt of the Contractor's Application for Payment, either issue to the

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AIA Document A201 - General Conditions of the Contract for
Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987    16

Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's observations at the site and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or
(4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5 Decisions to Withhold Certification

9.5.1 The Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph
9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss because of:

 .1 defective Work not remedied;

 .2 third party claims filed or reasonable evidence indicating probable filing of such claims;

 .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

 .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

 .5 damage to the Owner or another contractor;

 .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

 .7 persistent failure to carry out the Work in accordance with the Contract Documents.

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6 Progress Payments

9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract
Documents.

9.7 Failure of Payment

9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Contractor may upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7.

9.8 Substantial Completion

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or desig-

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AIA Document A201 - General Conditions of the Contract for
Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987    17
nated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's lisr, which is not in accordance with the requirements of the Contract Documents. the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.

9.9 Partial Occupancy or Use

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insusrance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall, be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shad jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract
Documents.

9.10 Final Completion and Final Payment

9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptanceand upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph
9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificatc evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and
(5) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising our of the Contract, to the extent and in such form as may be designated by the Owner. If a Subconatractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion. and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. The making of final payment shal1 constitute a waiver of claims by the Owner as provided in Subparagraph 4.3.5.

9.10.4 Acceptance of final payment bv the Contractor, a Subcontractor or material supplier shall constitute a waiver of claim by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall, be in addition to the waiver described in Subparagraph 4.3.5.

________________________________________________________________

AIA Document A201 - General Conditions of the Contract for Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987    18

Article 10

Protection of Persons and Property

10.1 Safety Precautions and Programs

10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and program in connection with the performance of the Contract.

10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinaccil biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinate biphenyl
(PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under Article 4.

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.1.4 To the fullest cxtent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Architect, Architect's Consultants and agents and employees of any of them from and against claims. damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been tendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness. Disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.

10.2 Safety of Persons and Property

10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

 .1 employees on the Work and other persons who may be affected thereby;

 .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's
Subcontractors or Sub-subcontraactors; and

 .3 other property at the site or adjacent thereto, such is trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of property qualified personnel.

10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them. or by anyone for whose acts either of them may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

10.2.6 The Contractor shall designate a responsible member of the Contraactor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3 Emergencies

10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

Article 11

Insurance and Bonds

11.1 Contractor's Liability Insurance

11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

 .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

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 .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;

 .3 claim for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;

 .4 claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Contractor, or (2) by another person;

 .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

 .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

 .7 claims involving contractual liability insurance applicable to the Contractor's obligations under Paragraph 3.18.

11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

11.1.3 Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contraactor's information and belief.

11.2 Owner's Liability Insurance

11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

11.3 Property Insurance

11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis without voluntary deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9. 10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work.

11.3.1.1 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, false-work, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonble compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.

11.3.1.3 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered because of such increased or voluntary deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.

11.3.1.4 Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the site after written approval of the Owner at the value established inn the approval, and also portions of the Work in transit.

11.3.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named Insureds.

11.3.3 Loss of Use Insurance. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property. including consequential losses due to fire or other hazards however caused.

11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

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1.3.5 If during the project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All Separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.

11.3.7 Waivers of Subrogation. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and
(2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their sub-contractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants. separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectiv, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgage clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.5. If after such loss no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order.

11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection be made, arbitrators shall be chosen as provided in Paragraph 4.5. The Owner as fiduciary shall, in that cCase, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4 Performance Bond and Payment Bond

11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

Article 12

Uncovering and Correction of Work

12.1 Uncovering of Work

12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's observation and be replaced at the Contractor's expense without change in the Contract Time.

12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to observe prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the owner shall be responsible for payment of such costs.

12.2 Correction of Work

12.2.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby.

12.2.2 If, within one year after the date of Substantial
Completion of the Work or designated portion thereof, or after the date

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for commencement of warranties established under Subparagraph
9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect, the Owner may remove it and store the salvable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such material and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Architect's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

12.3 Acceptance of Nonconforming Work

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

Article 13

Miscellaneous Provisions

13.1 Governing Law

13.1.1 The Contract shall be governed by the law of the place where the Project is located.

13.2 Successors and Assigns

13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

13.3 Written Notice

13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4 Rights and Remedies

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or dury afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5 Tests and Inspections

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so the Architect may observe such procedures.

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The Owner shall bear such costs except as provided in
Subparagraph 13.5.3.

13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses.

13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract
Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6 Interest

13.6.1 Payments due and unpaid under the Contract Documents Shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

13.7 Commencement of Statutory Limitation Period

13.7.1 As between the Owner and Contractor:

 .1 Before Substantial Completion. As to acts or failures to act occurring prior to die relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

 .2 Between Substantial Completion and Final Certificate for Payment. As to acts or failurs to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

 .3 After Final Certificate for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2 or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

Article 14

Termination or Suspension of the Contract

14.1 Termination by the Contractor

14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under conuuct with the Contractor, for any of the following reasons:

 .1 issuance of an order of a court or other public authority having jurisdiction;

 .2 an act of government, such as a declaration of national emergency, making material unavilable;

 .3 because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents;

 .4 if repeated suspensions. delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total numbcr of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or
 .5	the Owner has failed to furnish to the Contractor promptly,
upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

14.1.2 If one of the above reasons exists, the Contractor may, upon seven additional days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portion of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2 Termination by the Owner for Cause

14.2.1 The Owner may terminate the Contract if the Contractor:

 .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

 .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

 .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction;
or

 .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to jus-

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tify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice.
Terminate employment of the Contractor and may, subject to any prior rights of the surety:

 .1 take possession of the site and of all materials. equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

 .2 accept assignment of subcontracts pursuanE to Paragraph 5.4;
and

 .3 finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's scrviccs and expenses made necessary thereby, such excess shall be paid to the Contractor. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be, certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

14.3 Suspension by the Owner for Convenience

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption.
No adjustment shall be made to the extent:

 .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

 .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

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AIA Document A201 - General Conditions of the Contract for
Construction - Fourteenth Edition - AIA - Copyright 1987 - The American Institute of Architects, 1735 New York Avenue, N.W.,
Washington, D.C. 20006                           A201-1987    24